OMB APPROVAL

OMB Number:	3235-0060
Expires:	March 31, 2006
Estimated average burden
hours per response	28.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2005 (December 13, 2005)
Myogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50438	84-1348020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West 103rdAvenue, Suite 102 Westminster, Colorado	80021

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 410-6666
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01. Entry Into a Material Definitive Agreement.
     The information set forth under Item 5.02 “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 13, 2005, the board of directors (the “Board”) of Myogen, Inc. (“Myogen”) elected Judith A. Hemberger, Ph.D. as a director to fill a vacancy on the Board. Dr. Hemberger was elected for a term expiring at the Myogen 2006 annual stockholders’ meeting. The Company expects that Dr. Hemberger will be elected to the Compensation Committee of the Board at or prior to the next regularly scheduled Board meeting. A copy of the press release relating to Dr. Hemberger’s appointment is attached hereto as Exhibit 99.1.
     Dr. Hemberger is a founder of and has served as an Executive Vice President and Chief Operating Officer and a Director of Pharmion Corporation since its inception. From 1997 to 1999, she worked as a consultant to various healthcare companies. During this period she also served as a Senior Vice President of Business Development at AVAX Technologies, Inc., a vaccine technology company. From 1979 to 1997, Dr. Hemberger worked at Marion Laboratories and successor companies Marion Merrell Dow and Hoechst Marion Roussel. She led a number of strategic functions including Professional Education, Global Regulatory Affairs, Global Medical Affairs and Commercial Development. Her final role at Hoechst Marion Roussel was Senior Vice President of Global Drug Regulatory Affairs.
     Dr. Hemberger currently serves on the board of directors of Pharmion Corporation, PRA International, Perrigo Company and Renovis. On May 1, 2002, Myogen entered into a Study Management Master Services Agreement with Pharmaceutical Research Associates, Inc. (“PRA”), a subsidiary of PRA International, pursuant to which PRA has provided clinical research services to Myogen. Payments pursuant to this agreement totaled greater than $5,000,000 for the period from inception to September 30, 2005. Such payments are recorded as research and development expense. Dr. Hemberger receives compensation for her service as a director of PRA International.
     In connection with her appointment, and pursuant to the Company’s previously adopted director compensation policy, the Company granted Dr. Hemberger an option to purchase 20,000 shares of common stock at an exercise price of $27.59 per share, the closing price of the Company’s common stock on December 13, 2005, in accordance with the terms and conditions of the Company’s 2003 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-108301), the “S-1 Registration Statement”). The options vest over a three-year period, with 1/3rd of such options vesting on December 13th of each year beginning in 2006.
     In addition, Dr. Hemberger and the Company will enter into an Indemnity Agreement (the form of which was filed as Exhibit 10.11 to the Company’s S-1 Registration Statement). The Indemnification Agreement provides indemnity to Dr. Hemberger against, and the advancement of certain expenses relating to, liabilities incurred in the performance of her duties to the maximum extent permitted by Delaware corporation law and the Company’s Bylaws.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Press Release, dated December 16, 2005, entitled “Dr. Judith A. Hemberger Appointed to Myogen Board of Directors.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated December 16, 2005

Myogen, Inc.

By:	/s/ Andrew D. Dickinson

Andrew D. Dickinson
Its:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 16, 2005, entitled “Dr. Judith A. Hemberger Appointed to Myogen Board of Directors.”